THE JARVIS GROUP, INC.
(FORMERLY CO-MEDIA, INC.)
( A DEVELOPMENT STAGE COMPANY )
FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND DECEMBER 31, 2001

TABLE OF CONTENTS
Page Number

INDEPENDENT ACCOUNTANT'S REPORT	1
FINANCIAL STATEMENT
Balance Sheets	2
Statements of Operations and Deficit
Accumulated During the Development Stage	3
Statement of Changes in Stockholders' Equity	4
Statements of Cash Flows	5
Notes to the Financial Statements	6-8

David E. Coffey, 6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103
___________________________________________________________________________
Certified Public Accountant Phone (702) 871-3979 FAX (702) 871-6769

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders
of The Jarvis Group, Inc. (formerly Co-Media, Inc.)
Las Vegas, Nevada

I have audited the accompanying balance sheets of The Jarvis Group, Inc. (a development stage company) as of December 31, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from May 17, 1996, (date of inception) to December 31, 2002. These statements are the responsibility of The Jarvis Group, Inc.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of The Jarvis Group, Inc. as of December 31, 2002 and December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from May 17, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated revenues from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

David E. Coffey, C. P. A.
Las Vegas, Nevada
June 16, 2003

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.) ( A DEVELOPMENT STAGE COMPANY ) BALANCE SHEETS
	December 31, 2002 ------------------	December 31, 2001 ------------------
ASSETS
Assets	$0	$0
	----------------	----------------
Total Assets	$0	$0
	=========	=========
LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable	$425	$0
	----------------	----------------
Total Liabilities	425	0
Stockholders' Equity
Common stock, authorized 50,000,000 shares at $.0001 par value, issued and outstanding 46,116,662 shares and 8,892,071 shares, respectively, after giving effect to a
3 for 1 stock split effective January 8, 2002	4,612	889
Additional paid-in capital	1,666	3,445
Deficit accumulated during the
development stage	(6,703)	(4,334)
	----------------	----------------
Total Stockholders' Equity	(425)	0
Total Liabilities and Stockholders' Equity	$0	$0
	=========	=========
The accompanying notes are an integral part of these financial statements.
- 2 -

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.)
( A DEVELOPMENT STAGE COMPANY )
STATEMENTS OF OPERATIONS AND DEFICIT
ACCUMULATED DURING THE DEVELOPMENT STAGE
( With Cumulative Figures From Inception )

	Year ending December 31,		From Inception, May 17, 1996 to Dec. 31, 2002 ----------------------
	2002 ----------------------	2001 ----------------------
Income	$0	$0	$0
Expenses
Administrative expenses	0	566	3,534
TV programming	0	800	800
Service fees	425	0	425
Equipment obsolescence	1,944 ---------------------	0 -----------------------	1,944 -------------------
Total expenses	2,369	1,366	6,703
Net loss	(2,369)	(1,366)	$(6,703) ============
Retained earnings, beginning of period	(4,334) --------------------	(2,968) ----------------------
Deficit accumulated during the development stage	$(6,703) ==============	$(4,334) =============

Earnings ( loss ) per share, assuming
dilution, after giving effect to a stock
split 100 for 1 effective November 30, 1998,
a stock split 3 for 1 effective Nov. 15, 1999,
a reverse split 1 for 20, effective Nov. 5,
2001, and a 3 for 1 split which was effective
January 8, 2002:

Net loss	$0.00 ===========	$0.00 ===========	$0.00 ==========
Weighted average shares outstanding	39,669,791 ===========	10,616,667 ===========	7,201,075 ==========
The accompanying notes are an integral part of these financial statements.
	- 3 -

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.) ( A DEVELOPMENT STAGE COMPANY ) STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY FROM MAY 17, 1996, ( Date of Inception ) TO DECEMBER 31, 2002
	Common Stock				Additional Paid-in Capital -------------		Deficit accumul- ated during the development stage ----------------		Total -------------
	Shares ---------------		Amount ------------
		$		$		$		$
Balance, May 17, 1996	0		0		0		0		0
Issuance of common stock for cash,	25,000		2,500		0		0		2,500
Less net loss	0 --------------		0 -------------		0 --------------		(2,500) --------------		(2,500) ------------
Balance, December 31, 1996	25,000		2,500		0		(2,500)		0
Less net loss	0 --------------		0 ------------		0 --------------		0 --------------		0 --------------
Balance, December 31, 1997	25,000		2,500		0		(2,500)		0
Changed from no par to $.0001 par
value, November 30, 1998	0		(2,498)		2,498		0		0
Stock split 100 for 1, November 30, 1998	2,475,000		248		(248)
Less net loss	0		0		0		0		0
	-------------		------------		------------		-----------------		------------
Balance, December 31, 1998	2,500,000		250		2,250		(2,500)		0
Stock split 3 for 1 effective
November 15, 1999	5,000,000		500		(500)		0		0
Less net loss	0		0		0		0		0
	-------------		------------		------------		-----------------		------------
Balance, December 31, 1999	7,500,000		750		1,750		(2,500)		0
Issuance of common stock for services,
March-June 2000	4,675,000		468		0		0		468
Less net loss	0		0		0		(468)		(468)
	-------------		------------		------------		-----------------		------------
Balance, December 31,2000	12,175,000		1,218		1,750		(2,968)		0
Issuance of common stock for services,
March-June, 2001	5,665,176		566		0		0		566
Reverse split 1 for 20, effective
November 5, 2001	(16,948,159)		(1,695)		1,695		0		0
Issuance of common stock for services,
November 5, 2001	8,000,000		800		0		0		800
Less net loss	0		0		0		(1,366)		(1,366)
	-------------		------------		-----------		-----------------		------------
Balance, December 31, 2001	8,892,017		889		3,445		(4,334)		0
Stock split 3 for 1 effective Jan. 8, 2002	17,784,034		1,779		(1,779)		0		0
Issuance of stock for equipment,
May 17, 2002	19,440,611		1,944		0		0		1,944
Less net loss	0		0		0		(2,369)		(2,369)
	-------------		------------		------------		-----------------		------------
Balance, December 31, 2002	46,116,662		$4,612		$1,666		$(6,703)		$(425)
	========		======		=======		=========		=======
The accompanying notes are an integral part of these financial statements.
			- 4 -

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.) ( A DEVELOPMENT STAGE COMPANY ) STATEMENTS OF CASH FLOWS ( With Cumulative Figures From Inception )
	Year ending December 31,		From Inception, May 17, 1996, to Dec. 31, 2002 -------------------------
	2002 ----------------------	2001 ---------------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income (Loss)	$(2,369)	$(1,366)	$(6,703)
Adjustments to reconcile net lost to cash used by operating activity	0	0	0
Increase in accounts payable	425	0	425
Issuance of stock for services and equipment	1,944 -------------------	1,366 --------------------	3,778 ---------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES	0	0	(2,500)
CASH FLOWS USED BY INVESTING ACTIVITIES	0 ------------------	0 ------------------	0 ---------------------
NET CASH USED BY
INVESTING ACTIVITIES	0	0	0
CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	0	0	113
Additional paid-in capital	0 --------------------	0 --------------------	2,387 --------------------
NET CASH PROVIDED FINANCING ACTIVITIES	0 ----------------	0 ---------------------	2,500 ---------------------
NET INCREASE IN CASH	0	0	$0 ===========
CASH AT BEGINNING OF PERIOD	0 ---------------	0 ----------------
CASH AT END OF PERIOD	$0 ==========	$0 ==========
SUPPLEMENTAL INFORMATION:		COMMON STOCK	PAID-IN CAPITAL
Common stock sold for cash		$113	$2,387
Common stock issued for services and equipment		4,499 -------------------	(721) ------------------
Equity totals on the balance sheet		$4,612 ==========	$1,666 ============
The accompanying notes are an integral part of these financial statements.
	- 5 -

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.)
( A DEVELOPMENT STAGE COMPANY )
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated as Overtime, Ltd. on May 17, 1996, under laws of the State of Nevada. Later the Company was named Callwriter, Inc. On November 10, 1999, the Company changed its name to American Boardsports. On November 29, 1999, the Company changed its name to Sierra Pacific Gypsum Corporation. On June 15, 2000, the Company changed its name to Sanitec Holdings USA. On November 29, 2000, the Company changed its name to Co-Media, Inc. On June 27, 2001, the Company changed its name to Select, Inc. and then changed it back to Co-Media, Inc. on October 22, 2001. On January 7, 2002, the Company changed its name to The Jarvis Group, Inc.

Since its inception the Company has attempted various ventures without success. The Company is currently inactive pending development of a viable business plan. The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE C ISSUANCE AND SPLITS OF COMMON STOCK

In May of 1996, the Company issued 25,000 shares of no-par common stock at $.10 per share for a total of $2,500 cash which was used for working capital.

On November 30, 1998, the Company amended its Articles of Incorporation to authorize the issue of 50,000,000 shares and established a par value of $.0001.

Also on November 30, 1998, the Company split its stock 100 for 1. The 25,000 pre-split shares became 2,500,000 shares issued and outstanding.

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.)
( A DEVELOPMENT STAGE COMPANY )
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND DECEMBER 31, 2001
(continued)

NOTE C ISSUANCE AND SPLITS OF COMMON STOCK (Continued)

On November 15, 1999, the Company split its common stock 3 for 1. The 2,500,000 pre-split shares became 7,500,000 shares issued and outstanding.

The Company issued 4,675,000 shares of its common stock during the period March-June of 2000, for services valued at $.0001 per share, a total of $468.

The Company issued 5,665,176 shares of its common stock during the period March-September, 2001, for services valued at $.0001 per share, a total of $566.

On November 5, 2001, the Company reverse split its common stock 1 for 20. The 17,840,176 pre-split shares became 892,017 shares outstanding.

Also on November 5, 2001, the Company issued 8,000,000 post-split shares for TV programming services valued at $.0001 per share, a total of $800.

On January 8, 2002, the Company split its common stock 3 for 1. The 8,892,017 pre-split shares became 26,767,051 shares issued and outstanding.

On May 17, 2002, the Company issued 19,440,611 shares for equipment valued at $.0001 per share, a total of $1,944.

NOTE D PURCHASE AND WRITE-OFF OF EQUIPMENT

On May 17, 2002, the Company issued 19,440,611 shares of its common stock for equipment valued at $.0001 per share, a total of $1,944. During the year it was determined that the equipment was not usable for the purpose of the purchase.

The equipment had no resale value and no salvage value so the cost was recognized as an obsolescence expense of the period.

NOTE E SUBSEQUENT EVENTS

On May 7, 2003, the Company amended its Articles of Incorporation to reflect the following changes: (1) The Company's name will be Cash 4 Homes 247; (2) the authorized common stock will be 490,000,000 shares at $.0001 par value; (3) the authorized convertible preferred stock will be 10,000,000 shares at $.0001 par value.

THE JARVIS GROUP, INC. (FORMERLY CO-MEDIA, INC.)
( A DEVELOPMENT STAGE COMPANY )
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND DECEMBER 31, 2001
(continued)

NOTE F GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through December 31, 2002. Without realization of additional capital it would be unlikely for the Company to continue as a going concern.